Exhibit 99.1

Intermex Holdings, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	Successor Company
	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash	$61,335,968	$59,155,618
Accounts receivable, net of allowance of $456,985 and $307,562, respectively	55,803,921	51,374,377
Prepaid wires	14,226,586	7,675,491
Other prepaid expenses and current assets	1,725,205	900,386
Total current assets	133,091,680	119,105,872

Property and equipment, net	9,245,656	8,490,794
Goodwill	36,259,666	36,259,666
Intangible assets, net	42,503,932	48,741,032
Deferred tax asset, net	2,779,388	1,748,854
Other assets	900,962	1,706,693
Total assets	$224,781,284	$216,052,911

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt, net	$4,078,627	$3,913,436
Accounts payable	10,862,718	8,919,796
Wire transfers and money orders payable	49,879,419	48,276,649
Accrued and other	16,656,126	11,514,449
Total current liabilities	81,476,890	72,624,330

Long term liabilities:
Debt, net	105,400,196	107,526,462
Total long term liabilities	105,400,196	107,526,462

Commitments and contingencies, see Note 10

Stockholder’s equity:
Common stock $0.01 par value; 1,000 shares authorized, 10 shares issued and outstanding	-	-
Additional paid-in capital	46,790,540	46,077,943
Accumulated deficit	(8,868,870)	(10,173,453)
Accumulated other comprehensive loss	(17,472)	(2,371)
Total stockholder’s equity	37,904,198	35,902,119
Total liabilities and stockholder’s equity	$224,781,284	$216,052,911

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Intermex Holdings, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Successor Company				Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,	Period from February 1, 2017 to June 30,	Period from January 1, 2017 to January 31,
	2018	2017	2018	2017	2017
	(Unaudited)
Revenues:
Wire transfer and money order fees	$59,367,955	$45,259,255	$107,222,338	$71,584,634	$11,876,919
Foreign exchange	10,585,269	8,202,907	18,316,053	13,277,182	2,449,709
Other income	426,167	315,182	797,033	516,012	98,715
Total revenues	70,379,391	53,777,344	126,335,424	85,377,828	14,425,343

Operating expenses:
Service charges from agents and banks	46,323,264	35,995,569	84,259,931	56,761,860	9,440,774
Salaries and benefits	7,441,220	5,877,726	13,673,403	10,411,401	4,530,308
Other selling, general and administrative expenses	4,183,193	3,737,922	8,183,517	6,236,771	1,063,379
Transaction costs	2,553,301	2,000	4,014,311	6,212,602	3,917,188
Depreciation and amortization	3,818,126	4,526,650	7,607,374	7,503,944	381,746
Total operating expenses	64,319,104	50,139,867	117,738,536	87,126,578	19,333,395

Operating income (loss)	6,060,287	3,637,477	8,596,888	(1,748,750)	(4,908,052)

Interest expense	3,392,043	2,120,240	6,675,933	3,494,828	613,742

Income (loss) before income taxes	2,668,244	1,517,237	1,920,955	(5,243,578)	(5,521,794)

Income tax provision (benefit)	823,889	243,754	616,372	1,244,206	(2,203,373)

Net income (loss)	1,844,355	1,273,483	1,304,583	(6,487,784)	(3,318,421)

Other comprehensive (loss) income	(36,190)	12,177	(15,101)	15,131	(2,453)

Comprehensive income (loss)	$1,808,165	$1,285,660	$1,289,482	$(6,472,653)	$(3,320,874)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Intermex Holdings, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor Company		Predecessor Company
	Six Months Ended June 30,	Period from February 1, 2017 to June 30,	Period from January 1, 2017 to January 31,
	2018	2017	2017
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,304,583	$(6,487,784)	$(3,318,421)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,607,374	7,503,944	381,746
Share-based compensation	712,597	1,247,215	2,916,324
Provision for bad debts	384,766	571,347	83,695
Debt origination cost amortization	463,925	17,142	39,298
Deferred taxes	(1,030,534)	1,144,902	(2,214,351)
Loss on disposals of property and equipment	104,146	46,214	13,472
Total adjustments	8,242,274	10,530,764	1,220,184
Changes in operating assets and liabilities:
Accounts receivable	(4,820,933)	(3,891,443)	3,612,332
Prepaid wires	(6,661,522)	(12,725,342)	7,848,641
Other prepaid expenses and assets	(19,292)	(337,483)	70,927
Wire transfer and money order payables	1,787,276	3,912,942	(1,884,922)
Accounts payable and accrued other	7,098,488	(2,068,748)	1,103,326
Net cash provided by (used in) operating activities	6,930,874	(11,067,094)	8,652,067

Cash flows from investing activities:
Purchases of property and equipment	(2,238,143)	(1,807,964)	(249,382)
Net cash used in acquisition	-	(923,654)	-
Net cash used in investing activities	(2,238,143)	(2,731,618)	(249,382)

Cash flows from financing activities:
Borrowings under term loan	-	5,000,000	-
Borrowings/(repayments) under revolving loan, net	-	2,000,000	(2,000,000)
Repayment of term loan	(2,425,000)	(2,825,017)	-
Debt origination costs	-	(199,554)	-
Net cash (used in) provided by financing activities	(2,425,000)	3,975,429	(2,000,000)

Effect of exchange rate changes on cash	(87,381)	440,805	(15,196)

Net increase (decrease) in cash and restricted cash	2,180,350	(9,382,478)	6,387,489

Cash and restricted cash, beginning of the period	59,795,280	44,628,247	38,240,758

Cash and restricted cash, end of the period	$61,975,630	$35,245,769	$44,628,247

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BUSINESS AND ACCOUNTING POLICIES

Intermex Holdings, Inc. (the “INC”) was formed as a Delaware company on March 27, 2006.  The consolidated financial statements include INC, its wholly-owned subsidiary, Intermex Wire Transfer, LLC (“LLC”), Intermex Wire Transfers de Guatemala, S.A. (“Guatemala”) - 99.8% owned by LLC, Intermex Wire Transfer de Mexico, S.A. and Intermex Transfers de Mexico, S.A. (“Mexico”) - 98% owned by LLC, Intermex Wire Transfer Corp. - 100% owned by LLC and Intermex Wire Transfer II, LLC - 100% owned by LLC (collectively, the “Company”).

INC is a wholly-owned indirect subsidiary of InterWire Topco, LLC (“Interwire LLC”), a company formed on December 21, 2015 for the purpose of funding the acquisition of the Company on February 1, 2017 by Stella Point Capital, LLC (“Stella Point”) discussed in further detail in Note 2. In connection with the acquisition of the Company by Stella Point, the Company applied “push-down” accounting and the assets and liabilities were adjusted to fair value on the closing date of the transaction, February 1, 2017.  As a result, the Company’s condensed consolidated financial statement presentation distinguishes between a predecessor period (“Predecessor”), for periods prior to the transaction, and a successor period (“Successor”), for periods subsequent to the transaction.

On July 26, 2018, FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”) consummated the previously announced transactions (“the Merger”) contemplated by the Agreement and Plan of Merger, dated December 19, 2017, by and among FinTech, FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (the wholly-owned direct subsidiary of Interwire LLC, (“Intermex”) and SPC Intermex Representative LLC (“SPC Intermex”). In connection with the closing of the Merger, FinTech changed its name from to International Money Express, Inc. See Note 11 for further discussion.

The Merger will be accounted for as a reverse merger where FinTech will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Interwire LLC and its designees expecting to control the majority of the relative voting rights of the combined company, the Company comprising the ongoing operations of the combined company and the Company’s senior management comprising the senior management of the combined company. Accordingly, the Merger will be treated as the equivalent of the Company issuing stock for the net assets of FinTech, accompanied by a recapitalization. There will be no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of the Company.

The Company operates as a money transmitter, primarily between the United States of America and Mexico, Guatemala and other countries in Latin America through a network of authorized agents located in various unaffiliated retail establishments throughout the United States of America.

The accompanying condensed consolidated financial statements include the accounts of INC and its subsidiaries.  All significant inter-company balances and transactions have been eliminated from the condensed consolidated financial statements.  The condensed consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Certain reclassifications have been made to prior-year amounts in the consolidated statements of operations and comprehensive income (loss) to conform to current-year reporting classifications.  Principally, certain employee benefits that were classified as other selling, general and administrative expenses are now presented within salaries and benefits. The reclassifications had no impact on operating income (loss) or net income (loss).

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

The Company’s interim condensed consolidated financial statements and related notes are unaudited. In the opinion of management, all adjustments (including normal recurring adjustments) and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these interim financial statements are not necessarily indicative of the results that may be reported for the entire year. Certain information and footnote disclosures required by GAAP have been condensed or omitted. These interim financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes for the fiscal year ended December 31, 2017 (“Audited Financial Statements”).

Accounting Pronouncements

The FASB issued amended guidance, Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents in the condensed consolidated statements of cash flows. The Company adopted this guidance in the first quarter of 2018 using a retrospective transition method for each period presented.  Cash and restricted cash included $639,662 of restricted cash for all beginning and ending periods presented in the condensed consolidated statements of cash flows, which is included in other prepaid expenses and current assets and other assets in the Company’s condensed consolidated balance sheets at June 30, 2018 and December 31, 2017, respectively.  The restricted cash was deposited with a United States Bank as cash collateral for an irrevocable stand-by letter of credit issued as collateral for the operating lease of the Company’s headquarters. This lease was renegotiated in April 2018, and accordingly, the letter of credit is no longer required, and the Company expects to receive all the funds back in the third quarter of 2018.

The FASB issued guidance, Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company adopted this guidance in the first quarter of 2018 and the impact of this adoption did not have a material impact on the Company’s condensed consolidated financial statements.

The FASB issued guidance, Revenue from Contracts with Customers, which amended the existing accounting standards for revenue recognition. The new guidance establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. This guidance is required to be adopted by the Company in the first quarter of 2019 and can be applied using either a retrospective or a modified retrospective approach. After its initial, preliminary assessment, management believes this standard will not have a material impact on the Company’s financial statements and expects to adopt this standard using the modified retrospective approach, with the cumulative effect of adoption, if any, included in accumulated deficit as of January 1, 2019. However, management is continuing to assess the impacts of the standard, including the enhanced disclosure and reporting requirements.

The FASB issued amended guidance, Business Combinations - Clarifying the Definition of a Business, which assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is required to be adopted by the Company in the first quarter of 2019 on a prospective basis, and the Company does not believe it will have a material impact on the consolidated financial statements.

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

The FASB issued guidance, Leases, to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous U.S. generally accepted accounting principles. The guidance requires that a lessee recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term on the balance sheet.  This guidance is required to be adopted by the Company in the first quarter of 2020 and must be applied using a modified retrospective approach. The Company is currently evaluating the impact this guidance will have on the consolidated financial statements.

The FASB issued amended guidance, Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments, which clarifies how certain cash receipts and cash payments are presented and classified in the consolidated statements of cash flows. The amendments are aimed at reducing the existing diversity in practice. This guidance is required to be adopted by the Company in the first quarter of 2019 and must be applied using a retrospective approach for each period presented. The adoption of this guidance is not expected to have a material impact on the consolidated financial statements.

The FASB issued amended guidance, Intangibles – Goodwill and other (Topic 350): Simplifying the Test for Goodwill Impairment. The amended standard simplifies how an entity tests goodwill by eliminating Step 2 of the goodwill impairment test related to measuring an impairment charge. Instead, impairment will be recorded for the amount that the carrying amount of a reporting unit exceeds its fair value. This new guidance is effective for the Company beginning in fiscal 2020.  The adoption of this guidance is not expected to have a material impact on the consolidated financial statements.

The FASB issued guidance, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, regarding the measurement of credit losses for certain financial instruments. The new standard replaces the incurred loss model with a current expected credit loss (“CECL”) model. The CECL model is based on historical experience, adjusted for current conditions and reasonable and supportable forecasts. The Company is required to adopt the new standard on January 1, 2021. The Company is currently evaluating the impact this guidance will have on the consolidated financial statements.

NOTE 2 – ACQUISITION BY STELLA POINT

On February 1, 2016, the Company and its majority owner at the time, Lindsay Goldberg LLC, entered into an agreement with Stella Point, acquirer, for the sale of the Company. This acquisition was accounted for as a business combination and became effective on February 1, 2017 for a transaction price of $52,000,000 in cash, plus $12,410,000 of rollover equity from certain existing management holders, the assumption of approximately $78,000,000 of the Company’s outstanding debt and an additional funding of $5,000,000 of Company debt. There was no contingent consideration in the transaction.  As a result, Stella Point acquired 80.7% of the voting equity interest in the Company and other minority stockholders acquired the remaining interest, none individually greater than 10%. The purchase price in excess of the fair value of acquired assets was accounted for as goodwill, as discussed further below.

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

Net Assets Acquired

The acquisition method for a business combination requires that the assets acquired and liabilities assumed be recognized at their allocated fair values as of the February 1, 2017 acquisition date, which is summarized below:

Successor Company
Cash	$43,064,931
Accounts receivables	24,031,575
Prepaid and other current assets	3,712,848
Property and equipment	6,328,146
Other assets	1,345,562
Total tangible assets acquired	78,483,062
Intangible assets acquired	62,660,000
Deferred tax asset, net	2,118,801
Less: Liabilities assumed	(115,111,529)
Net assets	28,150,334

Goodwill	36,259,666
Total purchase price	$64,410,000

The intangible assets acquired consist primarily of a trade name, agent relationships and developed technology. The excess of the purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill, which is attributable to the workforce and reputation of Intermex. The accounting for this business combination has been completed, therefore the measurement period is closed.  Goodwill was not deductible for income tax purposes.

Acquisition-Related Costs

Direct costs related to the Stella Point acquisition were expensed as incurred and included as “transaction costs” in the condensed consolidated statements of operations and comprehensive income (loss). Such costs amounted to $6,212,602 for the Successor period from February 1, 2017 through June 30, 2017, and $3,917,188 for the Predecessor period from January 1, 2017 through January 31, 2017.  The transaction costs in the condensed consolidated statements of operations and comprehensive income (loss) for the three and six months ended June 30, 2018 in the amount of $2,553,301 and $4,014,311, respectively, relate to the merger with FinTech (see Note 11 for further discussion).  These acquisition-related costs include all internal and external costs directly related to the transaction, consisting primarily of legal, consulting, accounting, advisory fees and certain incentive bonuses directly related to the transaction.

NOTE 3 – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and the majority of the other intangible assets on the condensed consolidated balance sheets of the Company were recognized upon the acquisition by Stella Point (see Note 2).  Agent relationships, trade name and developed technology are all amortized over 15 years using an accelerated method that correlates with the projected realization of the benefit. Other intangibles primarily relate to the acquisition of certain agent locations, which are amortized straight line over 10 years.  The determination of our other intangible fair values includes several assumptions that are subject to various risks and uncertainties. Management believes it has made reasonable estimates and judgments concerning these.  A change in the conditions, circumstances or strategy of the Company may result in a need to recognize an impairment charge.

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

The following table presents the changes in goodwill and other intangible assets:

	Successor Company
	Goodwill	Other Intangibles
Balance at January 1, 2018	$36,259,666	$48,741,032
Amortization expense	-	(6,237,100)
Balance at June 30, 2018	$36,259,666	$42,503,932

NOTE 4 – ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities consisted of the following:

	Successor Company
	June 30, 2018	December 31, 2017
Payables to agents	$8,230,526	$6,875,416
Accrued legal fees	3,378,289	1,644,470
Accrued compensation	1,572,609	1,092,460
Accrued bank charges	1,033,120	897,404
Accrued taxes	840,289	318,792
Other	1,601,293	685,907
	$16,656,126	$11,514,449

NOTE 5 – DEBT

Debt consisted of the following:

	Successor Company
	June 30, 2018	December 31, 2017

Revolving credit facility	$20,000,000	$20,000,000
Term loan	93,362,500	95,787,500
	113,362,500	115,787,500
Less: Current portion of long term debt (1)	(4,078,627)	(3,913,436)
Less: Debt origination costs	(3,883,677)	(4,347,602)
	$105,400,196	$107,526,462

(1)	Current portion of long term debt is net of debt origination costs of $771,373 at June 30, 2018 and $936,564 at December 31, 2017.

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

On August 23, 2017, the Company entered into a Financing Agreement (the “Financing Agreement”) with MC Credit Partners to refinance its debt.  The Financing Agreement includes a revolving credit facility that provides for funding of up to $20,000,000 in the aggregate and a term loan in an aggregate principal amount of $97,000,000.  The principal amount of the term loan must be repaid in consecutive quarterly installments on the last business day of each March, June, September and December commencing in December 2017. The Company must repay an amount equal to 1.25% of the original amount borrowed for each quarterly payment from December 31, 2017 through September 30, 2019 and 2.50% of the original amount borrowed for each quarterly payment from December 31, 2019 and thereafter.

On December 19, 2017, the Financing Agreement was amended to allow for the change of control of the Company pursuant to the Merger (see Note 11).  In connection with the Merger, the Company will be required to pay $1.5 million in fees to MC Credit Partners.  These fees are contingent upon the closing of the Merger and therefore are not accrued as of June 30, 2018. The $1.5 million will be expensed as part of transaction costs in the third quarter of 2018, and the payment was made from the net proceeds received in the transaction.

NOTE 6 - FAIR VALUE MEASUREMENTS

Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.  As a basis for considering such assumptions, a three- level fair value hierarchy that prioritizes the inputs used to measure fair value was established.  There are three levels of inputs used to measure fair value.  Level 1 relates to quoted market prices for identical assets or liabilities.  Level 2 relates to observable inputs other than quoted prices included in Level 1.  Level 3 relates to unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s non-financial assets measured at fair value on a nonrecurring basis include the goodwill and other intangibles derived on February 1, 2017 as a result of the Stella Point acquisition as disclosed in Note 2 and more fully disclosed in detail in Note 6 of the Company’s Audited Financial Statements.

The Company’s cash is representative of fair value as these balances are comprised of deposits available on demand.  Accounts receivable, prepaid wires, accounts payable and wire transfers and money orders payable are representative of their fair values because of the short turnover of these items.

The Company’s financial instruments that are not measured at fair value on a recurring basis include its revolver and term loan. The estimated fair value of the term loan would approximate book value as the debt bears a market interest rate that adjusts periodically.  The estimated fair value of the revolver would approximate face value given the payment schedule and interest structure.

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

NOTE 7 - RELATED PARTY TRANSACTIONS

During the Successor periods from January 1, 2018 through June 30, 2018 and from February 1, 2017 through June 30, 2017, the Company paid a monthly management fee of $65,000, plus reimbursement of expenses, to a related party for management services, which is included in other selling, general and administrative expenses on the Company’s condensed consolidated statements of operations and comprehensive income (loss).  During the Predecessor period from January 1, 2017 to January 31, 2017, all management fees were waived.  There were no amounts payable to or receivable from related parties on the condensed consolidated balance sheets. Upon closing of the Merger, the management fee agreement with the related party was terminated and a one-time termination fee was included as part of transaction costs in the third quarter of 2018 (see Note 11).

NOTE 8 – STOCKHOLDER’S EQUITY AND SHARE-BASED COMPENSATION

At June 30, 2018 and December 31, 2017, the Company was authorized to issue 1,000 shares of common stock and had 10 shares of common stock issued and outstanding at $0.01 par value per share.  All shares are held by Intermex Holdings II, Inc, which is a wholly-owned subsidiary of Interwire LLC, a company formed for the sole purpose of funding the Stella Point acquisition (see Note 2).  To fund the acquisition, Interwire LLC authorized and issued to Stella Point and other minority stockholders 520,000 and 124,100 Class A units for $52,000,000 and $12,410,000, respectively.

In addition, Interwire LLC issued Class B, C and D incentive units to employees of the Company.  As these units are issued as compensation to the Company’s employees, the expense is recorded by the Company.  For the three and six months ended June 30, 2018, the Company recorded $484,805 and $712,597 of share-based compensation expense related to the Class B incentive units, respectively, which vest 20% on the grant date and an additional 20% on each anniversary thereafter.  Share-based compensation expense for the three months ended June 30, 2017 and the Successor period from February 1, 2017 through June 30, 2017 was $217,757 and $1,247,215, respectively. The performance conditions related to the Class C and D units were not considered probable of being achieved as of June 30, 2018 or December 31, 2017, and therefore, no compensation expense has been recognized.  Shared-based compensation of $2,916,324 for the Predecessor period from January 1, 2017 through January 31, 2017 primarily included the expense associated with stock options and restricted awards that vested due to the Stella Point acquisition.

At June 30, 2018, the unrecognized compensation expense related to the incentive units was $2,237,187, $1,014,983 and $726,696 for Classes B, C, and D, respectively. All remaining unrecognized expense was accelerated in the third quarter of 2018 upon consummation of the Merger (see Note 11).

During the Successor period from January 1, 2018 through June 30, 2018, the number of units and the weighted-average grant date fair value for the incentive units are as follows:

	Successor Company
	Number of Class B Units	Weighted- Average Grant Date Fair Value	Number of Class C Units	Weighted- Average Grant Date Fair Value	Number of Class D Units	Weighted- Average Grant Date Fair Value
Outstanding at
December 31, 2017	7,472,000	$0.4879	4,670,000	$0.2080	4,670,000	$0.1489
Granted	410,000	0.4948	205,000	0.2126	205,000	0.1535
Vested	(2,720,000)	0.4875	-	-	-	-
Outstanding at
June 30, 2018	5,162,000	$0.4884	4,875,000	$0.2082	4,875,000	$0.1491

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

NOTE 9 - INCOME TAXES

A reconciliation between the income tax expense (benefit) at the US statutory tax rate and the Company’s income tax provision (benefit) on the condensed consolidated statements of operations and comprehensive income (loss) is below:

	Successor Company				Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,	Period from February 1, 2017 to June 30,	Period from January 1, 2017 to January 31,
	2018	2017	2018	2017	2017
	(Unaudited)
Income (loss) before income taxes	$2,668,244	$1,517,237	$1,920,955	$(5,243,578)	$(5,521,794)
US statutory tax rate	21%	34%	21%	34%	34%
Income tax expense (benefit) at statutory rate	560,331	515,861	403,401	(1,782,817)	(1,877,410)
State tax expense (benefit), net of federal	156,527	38,064	116,242	8,575	(278,657)
Foreign tax rates different from US statutory rate	25,947	(6,254)	33,264	90,003	(45,631)
Non-deductible expenses	89,671	(303,917)	72,055	2,928,445	409
Other	(8,587)	-	(8,590)	-	(2,084)
Total tax provision (benefit)	$823,889	$243,754	$616,372	$1,244,206	$(2,203,373)

Effective income tax rates for interim periods are based upon our current estimated annual rate.  Our effective income tax rate varies based upon an estimate of taxable earnings as well as on the mix of taxable earnings in the various states and countries in which we operate.  Changes in the annual allocation and apportionment of the Company’s activity among these jurisdictions results in changes to the effective rate utilized to measure the Company’s deferred tax assets and liabilities.

As presented in the income tax reconciliation above, the tax provision (benefit) recognized on the condensed consolidated statements of operations and comprehensive income (loss) was impacted by state taxes, non-deductible expenses such as share-based compensation expense and transaction costs, and foreign tax rates applicable to the Company’s foreign subsidiaries that are higher or lower than the U.S. statutory rate.

On December 22, 2017, the United States enacted tax reform legislation known as H.R. 1, commonly referred to as the “Tax Cuts and Jobs Act” (the “Act”), resulting in significant modifications to existing law.  Due to the timing of the Act and the complexity involved in applying the provisions of the Act, the Company made a reasonable estimate of the effects and recorded provisional amounts in the fourth quarter of 2017, which primarily included the impact of the remeasurement of the Company’s deferred tax balances to reflect the change in the corporate tax rate.  As a result of the changes to tax laws and tax rates under the Act, the Company reduced its deferred tax asset as of December 31, 2017 by $656,000.

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

As the Company collects and prepares necessary data and interprets the Act and any additional guidance issued by the U.S. Treasury Department, the IRS, and other standard-setting bodies, the Company may make adjustments to the provisional amounts recorded in December 2017.  Those adjustments may materially impact the provision for income taxes and effective tax rate in the period in which the adjustments are made.  In the first half of 2018, there were no such adjustments made to the provisional amounts recorded in December 2017.

As of June 30, 2018, the Company did not have any amounts accrued for interest and penalties or recorded for uncertain tax positions.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Leases

The Company is party to leases for office space and branch locations, several of which are on a month-to-month basis. Rent expense under all operating leases, included in other selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive income (loss), amounted to $486,538 and $428,840 for the three months ended June 30, 2018 and 2017, respectively, $927,138 for the six months ended June 30, 2018, $714,929 for the Successor period from February 1, 2017 through June 30, 2017, and $135,636 for the Predecessor period from January 1, 2017 through January 31, 2017.

In April 2018, the Company renegotiated its corporate lease to extend the term through November 2025. At June 30, 2018 future minimum rental payments required under operating leases for the remainder of 2018 and thereafter are as follows for the Successor Company:

2018	$682,730
2019	1,202,361
2020	918,872
2021	822,439
2022	738,385
2023	753,692
Thereafter	1,438,239
$6,556,718

Litigation

The Company is subject to legal proceedings and claims that have arisen in the ordinary course of its business and have not been finally adjudicated.  Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company’s management, based upon the information available at this time, that the expected outcome of these matters, both individually or in the aggregate, will not have a material adverse effect on either the results of operations or financial condition of the Company.

Intermex Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
(Unaudited)

Contingencies

The Company operates in 50 U.S. states and two territories.  Money transmitters and their agents are under regulation by State and Federal laws.  Violations may result in civil or criminal penalties or a prohibition from providing money transfer services in a particular jurisdiction.  It is the opinion of the Company’s management, based on information available at this time, that the expected outcome of regulatory matters will not have a material adverse effect on either the results of operations or financial condition of the Company.

NOTE 11 – SUBSEQUENT EVENTS - FINTECH MERGER

On July 26, 2018 (“Closing Date”), FinTech consummated the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of December 19, 2017, by and among FinTech, Merger Sub 1, Merger Sub 2, Intermex and SPC Intermex. The transactions provided for the acquisition of Intermex by FinTech pursuant to the merger of Intermex with and into Merger Sub 1 (the “First Merger”), with Intermex continuing as the surviving entity, and immediately following the consummation of the First Merger, the merger of Intermex with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (such merger together with the First Merger, the “Merger”). In connection with the closing of the Merger, FinTech changed its name from FinTech Acquisition Corp. II to International Money Express, Inc. and Merger Sub 2 changed its name from FinTech Merger Sub 2, LLC to International Money Express Sub 2, LLC.

The Merger was approved by FinTech’s stockholders at the Special Meeting of FinTech Stockholders held on July 20, 2018. In connection with the closing of the Merger, FinTech redeemed a total of 4,938,232 shares of its common stock at a redemption price of $10.086957 per share, resulting in a total payment to redeeming stockholders of approximately $49.8 million. The aggregate consideration paid in the Merger consisted of (i) $102.0 million in cash and (ii) 17.2 million shares of FinTech common stock.

After the completion of the transactions on the Closing Date, there were 36,182,783 shares of International Money Express, Inc outstanding common stock, warrants to purchase 8,959,999 shares of common stock and 3,371,389 shares reserved for issuance under the International Money Express, Inc. 2018 Equity Compensation Plan, of which stock options to purchase 2,763,219 shares of common stock and restricted stock units in respect of 21,189 shares of common stock were granted to employees and independent directors of the Company in connection with the completion of the transactions. As of the Closing Date, the former stockholders of Intermex owned approximately 48.3% and the former stockholders of FinTech owned approximately 51.7% of the combined company’s outstanding common stock.